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                               AMENDMENT  TO
                         PARTICIPATION AGREEMENT
                             (Service Shares)

The Fund Participation Agreement (Services Shares), dated February 25, 2000, by and among JANUS ASPEN SERIES, JANUS DISTRIBUTORS, INC. ("JDI"), and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as Allmerica Financial Life Insurance and Annuity Company, is hereby amended as follows:

NO SCHEDULES

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: August 1, 2007




                                         COMMONWEALTH ANNUITY AND LIFE
                                         INSURANCE COMPANY (fka ALLMERICA
                                         FINANCIAL LIFE INSURANCE AND ANNUITY
                                         COMPANY)


                                         By:
                                            -----------------------------
                                         Name: Michael A. Reardon
                                         Title: President

                                         By:
                                            -----------------------------
                                         Name:
                                         Title: President



                                         JANUS ASPEN SERIES
                                         By:
                                            -----------------------------
                                         Name:
                                         Title:




                                         JANUS  DISTRIBUTORS, INC.


                                         By:
                                            -----------------------------
                                         Name:
                                         Title: